Exhibit 99(a)

CC REAL ESTATE INCOME FUND-ADV

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST

Dated as of November 14, 2018

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CC REAL ESTATE INCOME FUND-T2

THIRD AMENDED AND RESTATED

DECLARATION OF TRUST

THIRD AMENDED AND RESTATED DECLARATION OF TRUST made as of November 14, 2018, by the Trustees hereunder, and by the Shareholders as hereinafter provided.

WHEREAS, the Trust has been formed to carry on business as set forth more particularly hereinafter;

WHEREAS, the Trust is authorized to issue an unlimited number of its Shares all in accordance with the provisions hereinafter set forth;

WHEREAS, this Declaration amends and restates in its entirety that certain Second Amended and Restated Declaration of Trust dated as of October 25, 2018;

WHEREAS, the Trustees have agreed to manage all property coming into the Trust as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust, created by the Certificate of Trust filed on May 5, 2017, shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration and the Bylaws (each which have been adopted and approved by resolution of the Trustees) shall constitute the governing instrument of the Trust.

NOW, THEREFORE, the Trustees hereby declare that all cash, securities, and other assets which the Trust may from time to time acquire in any manner shall be held and will be managed and disposed of upon the following terms and conditions for the benefit of the Shareholders from time to time of Shares as hereinafter set forth.

ARTICLE I

THE TRUST

1.1         Name. This Trust shall be known as “CC Real Estate Income Fund-ADV” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the approval of the Trustees then in office of the name change and the effectiveness of the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

1.2         Trust Purpose. The purpose of the Trust is to engage in any business and activities that may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Act, including conducting, operating and carrying on the business of a closed-end management investment company registered under the 1940 Act. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing activities and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

1.3         Definitions. As used in this Declaration, the following terms shall have the following meanings:

(a)          The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

(b)          The terms “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

(c)          “Bylaws” shall mean the Bylaws of the Trust, as amended from time to time by the Trustees.

(d)          “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(e)          “Commission” shall mean the Securities and Exchange Commission.

(f)          “Declaration” shall mean this Second Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time.

(g)          “Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time.

(h)          “Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq., as such Act may be amended from time to time.

(i)          “Fiscal Year” means each period commencing on January 1 of each year and ending on December 31 of that year (or on the date of a final distribution made in accordance with Section 11.2 of this Declaration), unless the Trustees designate another fiscal year for the Trust.

(j)          “Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

(k)          “Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with each class and series of Shares voting together as a single class, except to the extent otherwise required by the 1940 Act or this Declaration with respect to any one or more classes or series of Shares, in which case the applicable proportion of such classes or series of Shares voting as a separate class or series, as the case may be, also will be required.

(l)           “Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(m)         “Prospectus” shall mean the Prospectus of the Trust, if any, as in effect from time to time under the Securities Act of 1933, as amended.

(n)          “Shareholders” shall mean as of any particular time the holders of record of outstanding Shares at such time.

(o)          “Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred shares or preferred units of beneficial interest which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

(p)          “Trust” shall mean the statutory trust governed by this Declaration and the Bylaws, as amended from time to time, inclusive of each such amendment. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class, except as the context otherwise requires.

(q)          “Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

(r)          “Trustees” shall mean all persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office.

ARTICLE II

TRUSTEES

2.1         Number. The number of Trustees shall be determined by a vote of three-quarters (75%) of the Trustees then in office, provided that, after a public offering of Shares, the number of Trustees shall be no less than two (2) and no more than fifteen (15), and CNI RECF Advisors, LLC (the “Advisor”), for so long as it serves as the Trust’s investment advisor and as long as Shares are not listed on a national securities exchange, shall appoint two (2) Trustees (each, an "Advisor Trustee"), subject to any shareholder vote required by the 1940 Act. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. An individual nominated as a Trustee shall be at least 21 years of age and not older than 80 years of age at the time of nomination, unless otherwise determined by a vote of a majority of the Trustees then in office (excluding the Trustee at issue), and shall not be under legal disability. Trustees need not own Shares and may succeed themselves in office.

2.2         Term and Election. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, retirement, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. Subject to the provisions of the 1940 Act, the Trustees at any time may appoint individuals to fill vacancies on the Board of Trustees. Each Trustee elected shall hold office until his or her successor shall have been duly elected and qualified. The Trustees may set a mandatory retirement age for Trustees by a vote of at least two-thirds (66 2/3%) of the Trustees.

2.3         Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairman (if any), the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) (a) with or without cause at any meeting of Shareholders by a vote of 75% of the outstanding Shares; or (b) with or without cause at any time by a vote of all of the remaining Trustees, specifying the date when such removal shall become effective. Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4         Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by all of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees then in office or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series; provided, further, that, for so long as the Advisor is serving as the Trust’s investment advisor and as long as Shares are not listed on a national securities exchange, any vacancy created by the resignation, removal, incapacity or death of an Advisor Trustee may be filled only by a nominee selected by the Advisor. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a written instrument signed by all of the Trustees then in office. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in the number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

2.5         Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, or the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Bylaws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be a majority of the Trustees then in office, but not less than two of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or by written consent pursuant to Section 2.6 hereof.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the Trustees on such committee, but, if there is more than one Trustee on such committee, not less than two of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent pursuant to Section 2.6 hereof.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

2.6         Trustee Action by Written Consent. Any action which may be taken by Trustees or a committee thereof by vote may be taken without a meeting if all of the Trustees or members of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees or such committee. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees or such committee.

2.7         Officers.

(a)          The Trustees shall elect a President, a Secretary and a Treasurer and may elect such other officers or assistant officers as may be elected or authorized by the Trustees. Officers shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable.

(b)          It is hereby acknowledged and agreed that the officers of the Trust may manage or administer other investment funds and other accounts with similar or dissimilar mandates. Except as required by applicable law, an officer of the Trust shall not be obligated to offer any investment opportunity, or portion thereof, to the Trust. Each of the officers of the Trust and each of their respective affiliates and their respective owners, principals, shareholders, members, directors, officers, employees and agents may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment companies with or without the same or similar purposes as the Trust, and the ownership of and investment in assets, and neither the Trust nor any Shareholder shall have any right in or to any such activities or the income or profits derived therefrom. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, each officer of the Trust and its respective affiliates may invest directly and indirectly with third parties from time to time in all manner of investments and transactions, some of which may be considered competitive with the Trust and which investments require time and effort of the staff of such officer and its affiliates. In connection therewith, in no event shall it be considered a violation of this Declaration or the Bylaws for an officer of the Trust or any of its affiliates or their respective owners, principals, shareholders, members, directors, officers, employees and agents to continue to engage in such investments and transactions nor shall the provisions of this Declaration or the Bylaws in any way limit or prohibit any future investments or transactions by an officer or any of its affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents directly or with third parties or in any way constrain the ability of an officer or any of its affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents to manage and invest their assets. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of any Person otherwise existing at law or in equity, replace such other duties and liabilities of such Person.

2.8         Chairman. The Trustees may designate a Chairman and a Vice Chairman of the Board of Trustees, who shall not, in their capacity as Chairman and Vice Chairman, be considered officers of the Trust but shall have such powers and duties as determined by the Board of Trustees from time to time.

2.9         Trustee as Expert. The appointment, designation or identification of a Trustee as Chairman or Vice Chairman, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1         General. The Trustees shall manage or direct the management of the Trust Property and the business of the Trust with such powers of delegation as may be permitted by this Declaration. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law; provided, however, such fiduciary duties shall not be deemed to control to the extent that the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws conflict with or are inconsistent with such fiduciary duties in which case the express terms of the Delaware Statutory Trust Act, this Declaration or the Bylaws shall control. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court. It is hereby acknowledged and agreed that the Trustees of the Trust may manage, administer, or serve as trustee to other investment funds and other accounts with similar or dissimilar mandates. Except as required by applicable law, a Trustee of the Trust shall not be obligated to offer any investment opportunity, or portion thereof, to the Trust. Each of the Trustees of the Trust and each of their respective affiliates and their respective owners, principals, shareholders, members, directors, officers, employees and agents may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment companies with or without the same or similar purposes as the Trust, and the ownership of and investment in assets, and neither the Trust nor any Shareholder shall have any right in or to any such activities or the income or profits derived therefrom. For the avoidance of doubt and notwithstanding anything contained herein to the contrary, each Trustee of the Trust and his or her respective affiliates may invest directly and indirectly with third parties from time to time in all manner of investments and transactions, some of which may be considered competitive with the Trust and which investments require time and effort of such Trustee and his or her affiliates. In connection therewith, in no event shall it be considered a violation of this Declaration or the Bylaws for a Trustee of the Trust or any of his or her affiliates or their respective owners, principals, shareholders, members, directors, officers, employees and agents to continue to engage in such investments and transactions nor shall the provisions of this Declaration or the Bylaws in any way limit or prohibit any future investments or transactions by a Trustee or any of his or her affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents directly or with third parties or in any way constrain the ability of a Trustee or any of his or her affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents to manage and invest their assets. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of any Person otherwise existing at law or in equity, replace such other duties and liabilities of such Person.

3.2         Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:

(a)          manage, conduct, operate and carry on the business of an investment company; and

(b)          subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever (including investing substantially all of the assets of the Trust in CC Real Estate Income Master Fund (the "Master Fund")), whether equity or non-equity, of any issuer, evidences of indebtedness of any Person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3         Legal Title. Legal title to all the Trust Property shall be vested in the Trust except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4         Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise.

3.5         Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person, firm, association or corporation.

3.6         Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

3.7         Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.8         Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

3.9         Bylaws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal Bylaws for the conduct of the business of the Trust.

3.10       Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law and subject to Section 5.2, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other Person as the Trustees may see fit to such extent as the Trustees shall determine; (g) subject to Section 3.5, guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, even though the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11       Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property. The Trustees have the power to construe and interpret this Declaration and to act upon any such construction and interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interest of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1         Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

4.2         Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or selling agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with Persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3         Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the Bylaws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1         No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

5.2         Mandatory Indemnification.

(a)          To the fullest extent permitted by law but subject to the limitations expressly provided in this Declaration of Trust, the Trust hereby agrees to indemnify and hold harmless each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any and all, losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed, claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any indemnitee may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position. Notwithstanding the foregoing, with respect to any claim, demand, action, suit or other proceeding (or part thereof) commenced by any indemnitee, indemnification shall be mandatory only if the commencement of such claim, demand, action, suit or other proceeding (or part thereof) by such indemnitee (1) was authorized by a majority of the Trustees then in office in their sole discretion or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)          Notwithstanding the foregoing, indemnification shall be made in accordance with the terms of this Declaration unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is not entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “Interested Persons” of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is not entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should not be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

(c)          To the fullest extent permitted by law, the Trust shall make advance payments (which shall be unsecured and interest free) in connection with expenses (including legal fees and expenses) incurred by any indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding with respect to which indemnification might be sought hereunder if the Trust receives a written undertaking by the indemnitee to repay the Trust such amounts if it ultimately shall be determined that the indemnitee is not entitled to indemnification as authorized by this Section 5.2. The Trust shall have no obligation to advance any amounts in connection with any claim, demand, action, suit or other proceeding (or part thereof) commenced by an indemnitee unless such commencement was (1) was authorized by a majority of the Trustees then in office in their sole discretion or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder.

(d)          The rights accruing to any indemnitee under these provisions shall not exclude or restrict any other right (including any right of indemnification or advancement) which any indemnitee or any other person may have or hereafter acquire under this Declaration, the Bylaws of the Trust, any statute, agreement, or vote of Shareholders or Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)          Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such person, provided that such indemnification has been approved by a majority of the Trustees.

5.3         No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

5.4         No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability and such other insurance as the Trustees in their sole judgment shall deem advisable or as is required by the 1940 Act.

5.5         Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant as to matters such Trustee, officer or employee reasonably believes are within such other Person’s professional or expert competence, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1         Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into Shares. The number of Shares of the Trust authorized hereunder is unlimited, and the Trust is authorized to issue an unlimited number of Shares, subject to any conditions set forth by the Trustees. Subject to the provisions of this Declaration and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders, (i) to divide the beneficial interest into Shares, with or without par value as the Trustees shall determine (provided that unless the Trustees shall otherwise determine, all Shares shall have a par value of $0.001), (ii) to issue Shares without limitation as to number (including fractional Shares and Shares held in the treasury), to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to divide or combine the Shares of the Trust into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust in the assets held with respect to the Trust, (iv) to classify or reclassify any Shares into one or more series or classes of Shares, (v) to establish and change in any manner Shares with such preferences, rights, terms, powers and privileges as the Trustees may determine, and (vi) to take such other action with respect to the Shares of the Trust or any series or class as the Trustees may deem desirable. Each Share of the Trust or series or class thereof, as applicable, shall represent an equal beneficial interest in the net assets of the Trust or such series or class thereof, as applicable, and each Shareholder of the Trust shall be entitled to receive such Shareholder’s pro rata share of distributions of income and capital gains, if any, made with respect to the Trust or such series or class thereof. Notwithstanding any other provision of this Declaration, all Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable. Shares held in the Trust’s treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

6.2         Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and cause the Trust to issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred shares, debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3         Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, subject to the right of the Trustees to charge certain expenses directly to Shareholders, suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, redemption, conversion or exchange rights.

6.4         Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.5         Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares, including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and repurchases of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

6.6         Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the Trust or of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trust as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

6.7         Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

6.8         Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Each Shareholder will indemnify and hold harmless the Trust, the Trustees and any Affiliate of the Trust or the Trustees against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any transfer made by the Shareholder in violation of this Section 6.8 and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.9         Certain Transactions.

(a)          Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section 6.9, the types of transactions described in paragraph (c) of this Section 6.9 shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote or consent of holders of not less than three-quarters (75%) of the outstanding Shares of the Trust when a Principal Shareholder (as defined in paragraph (b) of this Section 6.9) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)          The term “Principal Shareholder” shall mean any corporation, Person or other entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of the Trust and shall include any “affiliate” or “associates”, as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, of a Principal Shareholder. For the purpose of this Section 6.9, in addition to the Shares which a corporation, Person or other entity beneficially owns directly, (i) any corporation, Person or other entity shall be deemed to be the beneficial owner of any Shares (x) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Trust) or (y) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i)(x) above, by any other corporation, Person or entity with which its “affiliate” or “associate” (as defined above) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, of which is its “affiliate” or “associate” (as defined above), and (ii) the outstanding Shares shall include Shares deemed owned through application of clauses (i)(x) and (i)(y) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)          This Section 6.9 shall apply to the following transactions:

(i)          The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)         The issuance of any securities of the Trust to any Principal Shareholder (other than pursuant to any automatic dividend reinvestment plan).

(iii)        The sale, lease or exchange by the Trust or any subsidiary thereof, of any assets to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(iv)        The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)          The provisions of this Section 6.9 shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section 6.9 if three-quarters of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by the vote of a majority of the Shares outstanding shall be the only vote of Shareholders required by this Section 6.9, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owned of record or beneficially by the Trust and its subsidiaries.

(e)          The Board of Trustees shall have the power and duty to determine for the purposes of this Section 6.9 on the basis of information known to the Trust whether (i) a corporation, Person or entity beneficially owns five percent (5%) or more of the outstanding Shares of the Trust, (ii) a corporation, Person or entity is an “affiliate” or “associate” (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section 6.9.

6.10       Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

6.11       Derivative Actions.

(a)          No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least ten percent (10%) of the outstanding Shares join in the bringing of such action.

(b)          In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if, and only if, a majority of the Trustees then in office, or a majority of the Trustees on any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.11, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c)          In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any series or class thereof agrees that any claim that affects all Shareholders of a series or class equally (i.e., proportionately based on their number of Shares in such series or class), must be brought as a derivative claim subject to this Section 6.11 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE

7.1         Net Asset Value. The net asset value of each outstanding Share shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Registration Statement or as may otherwise be determined by the Trustees.

7.2         Distributions to Shareholders.

(a)          The Trustees may from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital, or assets held by the Trustees as they may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times, and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration.

(b)          Distributions pursuant to this Section 7.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c)          The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d)          Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any Fiscal Year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

7.3         Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Code, the 1940 Act, any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE VIII

CUSTODIANS

8.1         Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust and the 1940 Act, including without limitation authority:

(1)        to hold the securities owned by the Trust and deliver the same upon written order;

(2)        to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3)         to disburse such funds upon orders or vouchers;

(4)        if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)         if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

8.2         Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE IX

REPURCHASES OF SHARES

9.1         Repurchase of Shares. Except as otherwise provided by the Trustees, no Shareholder or other Person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders. In determining whether to cause the Trust to repurchase Shares, pursuant to written tenders, the Trustees may consider such factors as the Trustees deem appropriate at such time. The Trustees may specify conditions, prices, and places of repurchases, may specify binding requirements for the proper form or forms of requests for repurchases and may specify the amount of any repurchase fee to be withheld from repurchase proceeds. Payment of the repurchase price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of net asset value, or may be in cash. Upon repurchase, Shares may be reissued from time to time. The Trustees may repurchase Shares from Shareholders for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply the information required to be provided pursuant to Section 9.2 hereof, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any repurchase of Shares required for payment of amounts due and owing by a Shareholder to the Trust or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the repurchase price and may suspend repurchases of Shares permitted by the Trustees during any period of time when and to the extent permissible under the 1940 Act.

9.2         Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

9.3         Suspension of Repurchases. If, as referred to in Section 9.1 hereof, the Trustees postpone payment of the repurchase price and suspend repurchases of Shares permitted by the Trustees, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter, no Shares shall be repurchased and no payments with respect to repurchases shall be made until the Trustees declare the end of the suspension. If repurchases of Shares are suspended, a Shareholder may withdraw his request for repurchase.

ARTICLE X

SHAREHOLDERS

10.1       Meetings of Shareholders. The Trust will not hold annual Shareholder meetings unless required by the 1940 Act, the provisions of this Declaration, the Bylaws or any other applicable law, rule or regulation. A special meeting of Shareholders may be called at any time by a majority of the Trustees then in office or the President and, subject to the provisions of Article 1 of the Bylaws, shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate at least a majority of the outstanding Shares. Any shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

10.2       Voting.

(a)          Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration or resolution of the Trustees. Without limiting the foregoing, no matter for which the Delaware Statutory Trust Act would provide for a vote by Shareholders shall require any vote of the Shareholders unless otherwise expressly provided in this Declaration. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees.

(b)          Whenever the Trust has voting or consent rights as a shareholder of the Master Fund under the Master Fund’s declaration of trust or by-laws, the Trustees shall solicit instructions from the Shareholders and shall cast a divided vote in accordance with the voting instructions of such Shareholders. In the event any Shareholder fails to provide instructions to the Trustees in accordance with the immediately preceding sentence, the Trustees shall vote such Shareholder’s Shares in proportion to the votes cast by those Shareholders that expressly provided instructions.

10.3       Notice of Meeting and Record Date. Special meetings of Shareholders shall be held, notice of such meetings shall be delivered and waiver of notice shall occur according to the provisions of the Bylaws. Any action that may be taken at a meeting of Shareholders may be taken without a meeting according to the procedures set forth in the Bylaws or in this Declaration. For purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 90 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by the Chairman, the Trustees (or their designees) or a majority of the votes properly cast upon the question of adjourning a meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date.

10.4       Quorum and Required Vote.

(a)          The holders of one-third (33 1/3%) of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b)          Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter, except, in each case, that Trustees shall be elected by the affirmative vote of a plurality of the Shares voted at such a meeting to the extent Shareholders are entitled to vote to elect Trustees. The Trustees may nominate a Trustee for election by the Shareholders in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in the number of Trustees, provided that, in the event of the election of such person by the Shareholders, his or her qualification as a Trustee shall become effective only at or after the expected vacancy or increase occurs.

10.5       Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy, (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. Proxies may be recorded by any electronic, telephonic, internet or other telecommunication device except as otherwise provided in this Declaration. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions pursuant to procedures reasonably designed to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Pursuant to a resolution of a majority of the Trustees then in office, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new record date. Except as otherwise provided herein or in this Declaration or the Delaware Statutory Trust Act, all matters relating to the giving, voting or validity of proxies shall be governed by the Delaware General Corporation Law relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

10.6       Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

10.7       Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by the Trustees.

10.8       Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting upon unanimous written consent of the Shareholders. Such written consents shall be filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

10.9       Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, unless the Trustees by resolution determine otherwise, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

ARTICLE XI

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.

11.1       Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2       Termination.

(a)          The Trust may be dissolved only upon approval of not less than eighty percent (80%) of the Trustees. Upon the dissolution of the Trust:

(i)          The Trust shall carry on no business except for the purpose of winding up its affairs.

(ii)         The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is or is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall not require the vote of the Shareholders, unless such vote is required by the 1940 Act or other applicable laws.

(iii)       After paying or adequately providing for the payment of all claims and obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

(b)          After the winding up of the Trust and distribution to the Shareholders as herein provided, any Trustee shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, to the fullest extent permitted by applicable law, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

11.3       Sale of Assets. The Trustees may sell, convey, or transfer the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any of the United States, in exchange for cash, shares or other securities with such transfer either

(a)          being made subject to, or with the assumption by the transferee of, the liabilities belonging to the assets which are so transferred, or

(b)          not being made subject to, or not with the assumption of, such liabilities.

Following such transfer, the Trustees shall distribute such cash, shares or other securities among the Shareholders. If all of the assets of the Trust have been so transferred, the Trust shall be terminated pursuant to Section 11.2.

11.4       Reorganization.

(a)          Except as provided in subsection (b) of this Section 11.4 or in Section 11.5, subject to the affirmative vote of not less than three-quarters (75%) of the outstanding Shares of the Trust entitled to vote, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the Trustees; provided however, if at least three-quarters of the Trustees then in office have approved such transaction, then the actions may be approved by the affirmative vote of a majority of the outstanding Shares of the Trust entitled to vote.

(b)          Notwithstanding anything else herein, to change the Trust’s form or place of organization the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or any other corporation, association, trust or other organization, or a series thereof, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate, organize or form under the laws of Delaware or any other U.S. jurisdiction. Any agreement of merger or consolidation shall be approved by a majority of Trustees then in office and the certificate of merger may be signed by any one Trustee or any authorized officer and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)          Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Statutory Trust Act, an agreement of merger or consolidation approved by the Trustees, and if applicable, Shareholders in accordance with this Section 11.4 may effect any amendment to this Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(d)          The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

11.5       Conversion to an Open-End Investment Company. Notwithstanding any other provision of this Declaration or the Bylaws, the affirmative vote of a majority of the Trustees then in office followed by the affirmative vote of the holders of not less than three-quarters of the Shares of the Trust shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” (such term used herein as defined in the 1940 Act), unless such amendment has been approved by three-quarters (75%) of the Trustees, in which case approval by a vote of a majority of the Shares outstanding and entitled to vote shall be required. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” (each such term used herein as defined by the 1940 Act) and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an open-end company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or any agreement between the Trust and any national securities exchange.

11.6       Amendment Procedure. Subject to the provisions of the 1940 Act, the Trustees reserve the right, without any vote of Shareholders, from time to time to make any amendment to this Declaration, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in this Declaration, of any outstanding Shares.

11.7       Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

ARTICLE XII

MISCELLANEOUS

12.1       Filing. This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or Secretary of the Trust stating that such action was duly taken in a manner provided herein and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees then in office and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

12.2       Resident Agent. The Trust shall maintain a registered agent in the State of Delaware, which agent shall initially be Corporation Service Company. The Trustees may designate a successor registered agent, provided, however, that such appointment shall not become effective until written notice thereof and any required filing is delivered to the Office of the Secretary of the State of the State of Delaware.

12.3       Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

12.4       Exclusive Delaware Jurisdiction. Each Trustee, each officer and each Person legally or beneficially owning a Share or an interest in a Share (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, this Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding, (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (vi) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING.

12.5       Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.6       Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

12.7       Provisions in Conflict with Law or Regulation.

(a)          The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, if applicable, with the regulated investment company provisions of the Code (if applicable) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)          If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has caused this Declaration to be executed to confirm the adoption of this Declaration by the Trustees as of the day and year first above written.

By:	/s/ Sandra M. Forman
Sandra M. Forman
Secretary

[Signature Page to Third Amended and Restated

Declaration of Trust – Fund-ADV]